                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       American Shared Hospital Services
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       American Shared Hospital Services
- --------------------------------------------------------------------------------
                    (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                    Not applicable.

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

                                    Not applicable.

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                    Not applicable.

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                    Not applicable.

        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

- --------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3)  Filing party:

- --------------------------------------------------------------------------------

     (4)  Date filed:

- --------------------------------------------------------------------------------

                       AMERICAN SHARED HOSPITAL SERVICES
                      FOUR EMBARCADERO CENTER, SUITE 3620
                      SAN FRANCISCO, CALIFORNIA 94111-4155

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 28, 1996

To the Shareholders of American Shared Hospital Services:

     NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of Directors, the 1996 Annual Meeting (the "Meeting") of Shareholders of American Shared Hospital Services, a California corporation (the "Company"), will be held at the Ritz-Carlton Hotel, located at 600 Stockton Street at California, San Francisco, California on Friday, June 28, 1996 at 9:00 a.m. (Pacific Time), to consider and act upon the following matters, all as set forth in the Proxy Statement.

     1. ELECTION OF DIRECTORS. To elect the following seven nominees to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

          Ernest A. Bates, M.D.                            Stanley S. Trotman, Jr.
             Willie R. Barnes                            Augustus A. White, III, M.D.
              Matthew Hills                                Charles B. Wilson, M.D.
              John F. Ruffle

     2. OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting and any and all adjournments thereof.

     The Board of Directors knows of no matters, other than that set forth in paragraph (1) above (discussed in greater detail in the accompanying Proxy Statement), that will be presented for consideration at the Meeting.

     The Board of Directors has fixed the close of business on May 7, 1996 as the record date for the determination of shareholders entitled to vote at the Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                          By Order of the Board of Directors

                                          WILLIE R. BARNES
                                          Corporate Secretary

Dated: May 24, 1996
San Francisco, California

                       AMERICAN SHARED HOSPITAL SERVICES
                      FOUR EMBARCADERO CENTER, SUITE 3620
                      SAN FRANCISCO, CALIFORNIA 94111-4115

                            ------------------------

                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 28, 1996
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1996 Annual Meeting of Shareholders scheduled to be held on Friday, June 28, 1996 and at any adjournment or adjournments thereof (the "Meeting"). It is anticipated that this Proxy Statement and the Proxy will first be sent to shareholders on or about May 24, 1996.

     The matters to be considered and voted upon at the Meeting will be:

          (1) To elect seven persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

          (2) To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

     Only shareholders of record at the close of business on May 7, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting.

REVOCABILITY OF PROXIES

     A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to its use by filing with the Secretary of the Company either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

     This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers, regular employees of the Company and the stock transfer agent for the Common Shares, who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies, if the Board of Directors of the Company determines that this is advisable.

OUTSTANDING SECURITIES

     The Board of Directors has fixed May 7, 1996 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 4,342,254 Common Shares. The Common Shares are the only class of securities entitled to vote at the Meeting.

VOTE REQUIRED AND VOTING PROCEDURES

     Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share outstanding in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for vote at the Meeting. However, in connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder's intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder or to distribute votes on the same principle between two or more nominees. In the election of directors, the seven candidates receiving the highest number of votes will be elected directors of the Company. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

     In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Ernest A. Bates, M.D. and Richard Magary as proxies. Common Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR the election of the seven nominees for the Board of Directors named herein.

     A majority of the Common Shares outstanding on the Record Date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the Common Shares represented in person or by proxy and entitled to vote (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for the approval of Proposal No. 1.

     All outstanding shares of the Company's Common Shares represented by properly executed and unrevoked proxies received in the accompanying form in time for the Meeting will be voted. A shareholder may, with respect to the election of directors (i) vote for the election of all seven nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. If no instructions are given, the Common Shares will be voted for the election of all seven nominees named herein as directors.

     The Board of Directors is not aware of any matters that will be presented at the Meeting other than as set forth in the accompanying Notice of the Annual Meeting of Shareholders. If, however, any such matters are properly presented at the Meeting, in the absence of instructions to the contrary, the proxies will be voted in accordance with the best judgment and in the discretion of the named proxy holders.

     A proxy submitted by a shareholder may indicate that all or a portion of the Common Shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Shares held in street name on certain matters in the absence of instructions from the beneficial owner of such shares. The Common Shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered Common Shares not present and entitled to vote on such matter, although such Common Shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. In the election of directors, the seven nominees receiving the highest number of votes of Common Shares represented in person or by proxy at the Meeting will be elected directors of the Company. Accordingly, non-voted shares will not affect the outcome of the election of directors.

     The Board of Directors has appointed Geraldine Zarbo of American Stock Transfer & Trust Company, the registrar and transfer agent for the Common Shares, or her designee, as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of Common Shares represented in person or by proxy at the Meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Meeting before the voting begins.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of May 20, 1996, of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each director of the Company, (iii) the chief executive officer and four of the Company's most highly compensated executive officers and (iv) all directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                   COMMON SHARES OWNED BENEFICIALLY
                                                                 -------------------------------------
                                                                   AMOUNT AND NATURE OF     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP(5)    CLASS(10)
- ---------------------------------------------------------------  ------------------------   ----------
Total Number of Shares.........................................          6,651,601(6)          100.0%
Ernest A. Bates, M.D.(1).......................................          2,586,000(7)           44.3%
SunAmerica Inc.(2).............................................            128,066(2)            2.9%
SunAmerica Life Insurance Company(2)...........................            277,473(2)            6.3%
Anchor National Life Insurance Company(2)......................            406,819(2)            9.2%
Lion Advisors, L.P.............................................            384,195(8)            8.7%
  1301 Avenue of the Americas
  New York, NY 10019
AIF II, L.P....................................................            170,752(8)            3.9%
  c/o Apollo Advisors, L.P.
  1999 Avenue of the Stars
  Los Angeles, CA 90071
General Electric Company.......................................            225,000(9)            5.0%
  c/o GE Medical Systems
  20825 Swenson Drive
  Waukesha, WI 53186
Willie R. Barnes(1)............................................              3,000(7)          *
Matthew Hills(1)(3)............................................                 --                --
John F. Ruffle(1)(4)...........................................             21,200             *
Stanley S. Trotman, Jr.(1)(3)..................................             80,000               1.8%
Augustus A. White, III, M.D.(1)................................             15,000(7)          *
Charles B. Wilson, M.D.(1).....................................              4,800(7)          *
Craig K. Tagawa(1).............................................            127,600(7)            2.9%
  Senior Vice President
David Neally(1)................................................             52,800(7)            1.2%
  Senior Vice President -- Operations
Richard Magary(1)..............................................             73,300(7)            1.7%
  Senior Vice President -- Administration
Gregory Pape(1)................................................             57,500(7)            1.3%
  Senior Vice President -- Sales and Marketing
All Directors & Executive Officers as a Group(12 persons)......          3,056,700(7)           49.4%

- ---------------
   * Less than 1%

 (1) The address of each such individual is c/o American Shared Hospital Services, Four Embarcadero Center, Suite 3620, San Francisco, California 94111-4155.

 (2) Based on information contained in the Schedule 13D dated May 17, 1995, as amended November 13, 1995, and March 11, 1996 and filed with the Securities and Exchange Commission by SunAmerica Inc.

     and its direct and indirect subsidiaries, SunAmerica Life Insurance Company (formerly known as Sun Life Insurance Company of America) and Anchor National Life Insurance Company, such entities then owned beneficially 557,923 Common Shares, including immediately exercisable Warrants to acquire 116,436 Common Shares. As of October 6, 1995, such entities were issued an additional 201,607 Common Shares and 52,828 Warrants. The address of each Beneficial Owner is c/o SunAmerica, Inc., 1 SunAmerica Center, Los Angeles, CA 90067.

 (3) Mr. Hills and Mr. Trotman were elected to the Board of Directors effective February 16, 1996.

 (4) Mr. Ruffle was elected to the Board of Directors effective May 18, 1995.

 (5) Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.

 (6) Represents the aggregate of issued and outstanding Common Shares plus Common Shares that all persons or groups of persons are entitled to acquire upon the exercise of options or warrants within 60 days after May 20, 1996.

 (7) Includes shares underlying options that are currently exercisable or which will become exercisable within 60 days following May 20, 1996: Dr. Bates, 1,495,000; Mr. Barnes, 2,000 shares; Dr. White, 12,000 shares; Dr. Wilson, 7,200 shares; Mr. Tagawa, 125,000 shares; Mr. Neally, 51,700 shares; Mr. Magary, 60,000 shares; Mr. Pape, 57,000 shares; and Directors and Executive Officers as a group, 1,840,900 shares.

 (8) Based on information contained in the Schedule 13D dated May 17, 1995, as amended November 13, 1995 and November 27, 1995, and filed jointly with the Securities and Exchange Commission by Lion Advisors, L.P. ("Lion") and AIF II, L.P. ("AIF II"), such entities then owned beneficially 381,135 Common Shares, including immediately exercisable Warrants to acquire 79,541 Common Shares. As of October 6, 1995, such entities were issued an additional 137,724 Common Shares and Warrants to acquire 36,088 Common Shares. The managing general partner of AIF II is Apollo Advisors, L.P. ("Advisors"). Advisors and Lion are affiliates. Lion beneficially holds the indicated securities for an investment account under management over which Lion has investment, dispositive and voting power. The Company does not believe that Lion and AIF II are affiliates of the Company under the Act.

 (9) Represents immediately exercisable Warrants to acquire 127,147 Common Shares and 97,853 Common Shares acquired upon exercise of Warrants effective March 5, 1996.

(10) Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after May 20, 1996, are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Company's Bylaws provide that there shall be not fewer than six nor more than 11 directors and the exact number shall be fixed from time to time by a resolution of the Board of Directors. The number of directors currently is fixed at seven.

     The Board of Directors is proposing the persons named below for election to the Board of Directors. Each of the persons identified below will be nominated for election to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee shall be unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Each of the nominees named below has notified the Board of Directors that, if elected, he is willing to serve as a Director if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE NOMINEES NAMED BELOW UNLESS OTHERWISE INSTRUCTED.

     Set forth below is certain information regarding each of the nominees.

     ERNEST A. BATES, M.D. has been a director, the Chairman of the Board and Chief Executive Officer of the Company since it was incorporated in 1983. He founded the Company's predecessor limited partnership in 1980. Dr. Bates is 59 years old.

     WILLIE R. BARNES has been a director and Corporate Secretary of the Company since 1984. He has been a partner in the law firm of Musick Peeler & Garrett since June 1992, was in solo practice from February 1992 until June 1992, was a partner in the law firm of Katten Muchin Zavis & Weitzman from March 1991 until January 1992, was a partner in the law firm of Wyman Bautzer Kuchel & Silbert from April 1989 until its dissolution effective March 14, 1991, and was a partner in the law firm of Manatt Phelps Rothenberg & Phillips from April 1979 until March 1989. He also is a director of Franchise Finance Corporation of America. Mr. Barnes is 64 years old.

     MATTHEW HILLS became a director of the Company effective February 16, 1996 and has been the Chief Planning Officer for The Berkshire Group, a healthcare and financial services company, since 1993. From 1990 to 1993, Mr. Hills was a Manager and Consultant at the LEK Partnership. Prior to joining LEK, Mr. Hills was an associate in the Corporate Finance Department at Drexel Burnham Lambert from 1987 to 1990. Mr. Hills graduated from Brandeis University in 1981 and from Harvard Business School in 1987 and is 36 years old. Mr. Hills was nominated to serve on the Board of Directors by certain shareholders who were participants in the Company's repurchase of certain of its Senior Subordinated Notes in 1995.

     JOHN F. RUFFLE was elected a Director of the Company on May 18, 1995. He retired in 1993 as Vice-Chairman of the Board of J.P. Morgan & Co. Incorporated and from the Board of Directors of Morgan Guaranty Trust Co. New York. He also is a Director of Bethlehem Steel Corporation; a Director of J.P.M. Advisor Funds; a Director of Trident Corp.; and a Trustee of The Johns Hopkins University. He is a graduate of The Johns Hopkins University, with an M.B.A. in finance from Rutgers University, and is a Certified Public Accountant. Mr. Ruffle is 59 years old.

     STANLEY S. TROTMAN, JR., became a director of the Company effective February 16, 1996. He has been a Managing Director with the Health Care Group of PaineWebber, an investment banking firm, since 1995 following the consolidation of Kidder, Peabody, also an investment banking firm, with PaineWebber, and had previously co-directed Kidder, Peabody's Health Care Group since April 1990. Formerly he had been head of the Health Care Group at Drexel Burnham Lambert, Inc. where he had been employed for approximately 22 years. He received his undergraduate degree from Yale University in 1965 and holds an M.B.A. from Columbia Business School in 1967. Mr. Trotman is 52 years old.

     AUGUSTUS A. WHITE III, M.D. has been a director of the Company since 1990. He has been a Professor of Orthopaedic Surgery at Harvard Medical School since 1978. He was Orthopaedic Surgeon-in-Chief at Beth Israel Hospital, Boston, MA., from 1978 to 1991. He is a director of Orthologic Corporation. Dr. White is 58 years old.

     CHARLES B. WILSON, M.D. has most recently been a director of the Company since June 1993. He also was a director of the Company from March 1984 until March 1989. He has been a Professor and Director of the Brain Tumor Research Foundation at the University of California Medical Center, San Francisco, since 1968, and from 1968 until April 1, 1994 and March 8, 1996 to present, has held the position of Chief of its Department of Neurosurgery. Dr. Wilson is 66 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held four (4) meetings during 1995, and it took one action by Unanimous Written Consent. Dr. Bates attended all four
(4) of the meetings. Other directors who are nominees for Director at the Meeting and who were members of the Board during 1995 attended meetings as follows: Mr. Barnes attended two (2) of the four (4) meetings, Mr. Ruffle attended all three (3) meetings held during the period he was a Director, Dr. White attended three (3) of the four (4) meetings, and Dr. Wilson attended one
(1) of the four (4) meetings. Mr. Hills and Mr. Trotman were elected to the Board of Directors in February 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has standing Audit, Compensation, Stock Option and Nominating Committees, each of which is described below.

     Members of the Audit Committee include Mr. Ruffle (Chairman), Mr. Hills and Dr. White. The purpose of the Audit Committee is to review the financial records of the Company, to recommend to the Board of Directors the appointment of independent auditors and to review the reports of such auditors. During 1995, the Audit Committee held one meeting.

     Members of the Compensation Committee include Dr. White (Chairman), Mr. Barnes and Dr. Wilson. The function of the Compensation Committee is to recommend to the Board of Directors the compensation of the Company's executive officers. The Compensation Committee did not meet during 1995.

     Dr. Bates (Chairman) and Mr. Ruffle are members of the Stock Option Committee. The purpose of the Stock Option Committee is to administer the Company's 1984 Stock Option Plan and 1995 Stock Option Plan, and to determine recipients of awards pursuant to such plans and the terms of such awards. No member of the Stock Option Committee received a discretionary grant or award under an option plan of the Company while serving on such committee or during the year preceding such service. There was one meeting of the Stock Option Committee during 1995.

     Members of the Nominating Committee include Mr. Trotman (Chairman) and Mr. Ruffle. The purpose of the Nominating Committee is to recommend candidates for election to the Board of Directors. The Nominating Committee did not meet during 1995. The Nominating Committee will consider nominations submitted by shareholders. A shareholder who wishes to have a nomination for director considered by such committee must submit the name of the nominee and a brief description of such person's professional background. Such information must be delivered in writing to the Company, attention Secretary, at its principal executive offices on or prior to April 1 of a given year to be considered in connection with the annual meeting to be held in such year.

DIRECTOR COMPENSATION

     During 1994 and 1995, non-employee directors were scheduled to receive an annual retainer fee of $5,000 each. The non-employee directors agreed to defer payment of the retainer fees during 1994 and 1995 to assist the Company with its cash flow. The 1994 retainer fees were paid in February 1995. The Board has approved the election by any director to receive a portion of his 1995 and 1996 retainer fees in Common Shares in an amount approximately equalling such fees otherwise payable in cash. Non-employee directors also are entitled to receive $1,000 for attendance in person at each regular and special meeting of the Board of Directors. In addition, non-employee directors who were members of a committee of the Board of Directors were entitled to receive $200 for attendance in person at each committee meeting. Non-employee directors are not entitled to any fee for Board of Directors or committee meetings held by conference telephone at which they are not present in person. Of the four Board meetings held during 1995, one was a regular meeting which directors attended in person, and three were special meetings which were held by conference telephone. Non-employee directors also received reimbursement of expenses incurred in attending meetings. No payment is made for attendance at meetings by any director who is an employee of the Company. The director fee amounts for 1996 will not change from 1994 and 1995 schedules.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Company for the fiscal years ending December 31, 1993, December 31, 1994 and December 31, 1995 and paid in those years for services rendered in all capacities during 1993, 1994 and 1995, respectively, to the Chief Executive Officer and each executive officer other than the Chief Executive Officer who served as an executive officer at December 31, 1995 and earned cash compensation of $100,000 or more during 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                            AWARDS(4)
                                                          ANNUAL COMPENSATION              ------------
                                                ---------------------------------------     SECURITIES
                                                                         OTHER ANNUAL       UNDERLYING
     NAME AND PRINCIPAL POSITION        YEAR    SALARY(1)     BONUS     COMPENSATION(2)      OPTIONS
- --------------------------------------  ----    ---------    -------    ---------------    ------------
Ernest A. Bates(3)....................  1995    $ 223,253         --          --             1,495,000
  Chairman of the Board,                1994    $ 225,218         --          --                    --
  Chief Executive Officer               1993    $ 235,010         --          --                    --
Craig K. Tagawa(3)....................  1995    $ 129,328    $26,003          --                90,000
  Senior Vice President                 1994    $ 119,426         --          --                    --
                                        1993    $ 122,237         --          --                    --
David Neally..........................  1995    $ 104,654    $48,076          --                45,000
  Senior Vice President                 1994    $  91,000    $17,322          --                    --
  Operations                            1993    $  73,692    $ 5,137          --                 8,250
Gregory Pape..........................  1995    $ 265,645         --          --                45,000
  Senior Vice President                 1994    $ 238,186         --          --                    --
  Sales and Marketing                   1993    $ 196,177         --          --                20,000
Richard Magary(3).....................  1995    $  99,780    $ 9,927          --                45,000
  Senior Vice President                 1994    $  99,822         --          --                    --
  Administration                        1993    $ 104,701         --          --                    --

- ---------------
(1) Each amount under this column includes amounts accrued in 1993, 1994 and 1995 that would have been paid to such persons in such years, except that such amounts were instead deferred pursuant to the Retirement Plan for Employees of American Shared Hospital Services and CuraCare, a defined contribution plan and ASHS' Flexible Benefit Plan, a defined contribution plan. Both plans are available to employees of the Company generally.

(2) The Company has determined that, with respect to the executive officers named in the Summary Compensation Table, the aggregate amount of other benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in the Summary Compensation Table as paid to such executive officer in the relevant year.

(3) The lower salary in 1994 compared with 1993 reflects a 5% salary reduction, effective February 6, 1994.

(4) No restricted stock awards or long-term incentive plan payouts were made to the executive officers named in the Summary Compensation Table during the years listed in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted in 1995 to each of the Company's executive officers named in the Summary Compensation Table. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compounded rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock.

                                         INDIVIDUAL GRANTS
                       -----------------------------------------------------
                                    PERCENT OF     EXERCISE OR                    POTENTIAL REALIZABLE VALUE AT
                                   TOTAL OPTIONS    BASE PRICE                         ASSUMED ANNUAL RATES
                                    GRANTED TO     ------------                    OF STOCK PRICE APPRECIATION
                                   EMPLOYEES IN    MARKET PRICE                         FOR OPTION TERM(1)
                        OPTIONS     FISCAL YEAR      ON GRANT     EXPIRATION   ------------------------------------
        NAME            GRANTED        1995            DATE          DATE          0%           5%          10%
- ---------------------  ---------   -------------   ------------   ----------   ----------   ----------   ----------
Ernest A. Bates,       1,495,000        86.4%      $0.01/share      8/15/05    $2,414,425   $3,946,800   $6,279,000
  M.D. ..............
                                                      $1.625
Craig K. Tagawa......     90,000         5.2%      $1.625/share     8/15/05            --   $   92,250   $  232,650
                                                       (2)
David Neally.........     45,000         2.6%      $1.625/share     8/15/05            --   $   46,125   $  116,325
                                                       (2)
Gregory Pape.........     45,000         2.6%      $1.625/share     8/15/05            --   $   46,125   $  116,325
                                                       (2)
Richard Magary.......     45,000         2.6%      $1.625/share     8/15/05            --   $   46,125   $  116,325
                                                       (2)

- ------------------------
(1) These amounts, based on assumed annually compounded appreciation rates of 0%, 5% and 10% as prescribed by Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation of the options as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) All such options were granted pursuant to the Company's 1995 Stock Option Plan and have an exercise price equal to the market price of a share of the Company's Common Stock on the American Stock Exchange on the respective grant date.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The "Long-Term Incentive Plan Awards" ("LTIP Awards") table has been omitted because no LTIP Awards made during 1995 to the Company's executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized upon exercise of such options during 1995, by the Company's executive officers named in the Summary Compensation Table. The following table also sets forth the number of shares underlying exercisable and unexercisable options held by such executive officers on December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                             SHARES                    OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END($)
                           ACQUIRED ON      VALUE      ---------------------------   -----------------------------
          NAME              EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
- -------------------------  -----------   -----------   -----------   -------------   -----------     -------------
Ernest A. Bates, M.D. ...      --            --          1,495,000           --      $ 1,947,238(2)        --
Craig K. Tagawa..........      --            --            125,000           --              (1)           --
David Neally.............      --            --             50,050        4,950              (1)           (1)
Gregory Pape.............      --            --             53,000       12,000              (1)           (1)
Richard Magary...........      --            --             60,000           --              (1)           --

- ---------------
(1) The table does not include the aggregate gains that would have been realized had those options been exercised on December 31, 1995, because the option exercise price for each option exceeded the market price per Common Share on such date.

(2) This amount is calculated by multiplying the number of Common Shares underlying the options at December 31, 1995 by the market price per Common Share on such date less the option exercise price.

BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Board of Directors and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     This Report of the Board of Directors and Stock Option Committee describes the Company's method of compensating its executive officers, and describes the basis on which 1995 compensation was paid to such executive officers, including those named in the Summary Compensation Table.

     The Board of Directors determined that compensation paid in 1995 by the Company to its Chief Executive Officer and other executive officers would be based on policies in effect in recent prior years. As a result, it was unnecessary for the Compensation Committee to meet, and it did not meet, during 1995.

     The Company's compensation program seeks to establish compensation that is competitive in both the healthcare industry and among entrepreneurial, growth-oriented companies in order to attract and retain high quality employees. Compensation is linked to each employee's level of responsibility and personal achievements with respect to operational and financial goals established by the Chief Executive Officer and the Board of Directors. Depending on the individual officer's area of responsibility, such goals may include new business and revenue acquisition, operating expense reduction and control, operating efficiencies, etc. In addition, the compensation system seeks to develop and encourage employee ownership of the Company's stock through stock options.

     The primary component of executive compensation for the Company is base salary, except in the case of the Senior Vice President -- Sales and Marketing where sales commissions are a substantial component of compensation and are included under "salary" in the table above. Discretionary bonuses may be paid, based on a formula, if financial and other results of the individual executive's area of responsibility meet or exceed financial and operational targets established at the beginning of the fiscal year. No bonuses have been paid by the Company during the last three fiscal years, except in the case of bonuses paid pursuant to pre-established formulae based on goals and targets of a specific business area.

     Base salary was established for the Chief Executive Officer and other executive officers with the assistance of an outside consulting firm in 1991. Such compensation was designed to fall in the mid-range for the relevant executive position or compensation paid by a group of entrepreneurial, growth-oriented companies believed by the Company to be comparable in their stage of development and business condition, based on information provided by the independent compensation consulting organization. The companies surveyed were not identical to those reflected in the performance graph set forth in this Proxy Statement. The compensation of most of the Company's senior executives, including the Chief Executive Officer, was reduced by up to 10% during the period from June 1991 through March 1992. Such executive officers were compensated throughout 1993 at the level in effect prior to the reductions. Any other increases in base compensation during the past three fiscal years have been made only to reflect the increased responsibilities of the particular executive officer. The compensation of certain of the Company's executive officers again was reduced, beginning in February 1994, by 5%.

     In addition to base compensation, the Company has used grants of stock options to retain senior executives (other than the Chief Executive Officer) and to motivate them to improve long-term stock market performance. In 1995, the Company granted options to certain of its officers and directors under it 1995 Stock Option Plan. Subject to shareholder approval, (which was obtained on October 6, 1995), grants of options were made on August 15, 1995 to each of the following for the respective number of Common Shares indicated: James Brock, then Senior Vice President (4,500); James Gordin, Acting Chief Financial Officer (4,500); one non-employee advisor of the Company (9,500); Richard Magary, Senior Vice President -- Administration (45,000); Gregory Pape, Senior Vice
President -- Sales and Marketing (45,000); David Neally, Senior Vice
President -- Operations (45,000); and Craig Tagawa, Senior Vice President (90,000). On October 6, 1995, three directors then serving as members of the Company's Board of Directors were granted options to purchase 4,000 Common Shares each, pursuant to terms of the Company's 1995 Stock Option Plan. The number of options granted in the past was determined by reference to the level of responsibility of the particular executive in the Company and such executive's proposed role in the Company's future operations.

      BOARD OF DIRECTORS           STOCK OPTION COMMITTEE
- -------------------------------    -----------------------
Ernest A. Bates, M.D. Chairman     Ernest A. Bates, M.D.
Willie R. Barnes                   John F. Ruffle
Matthew Hills
John F. Ruffle
Stanley S. Trotman, Jr.
Augustus A. White III, M.D.
Charles B. Wilson, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 6, 1994, the Company entered into settlement agreements with each of Elekta Instruments, Inc. ("Elekta"), the manufacturer of the Gamma Knife, and NME Hospitals, Inc., d/b/a USC University Hospital ("USC Hospital"), the lessor of a Gamma Knife, to resolve disputes arising out of the Company's inability to make a required progress payment under the agreement to purchase such Gamma Knife. The settlement agreements required that the Company terminate its original agreement to purchase the Gamma Knife from Elekta and to lease the Gamma Knife to USC Hospital. Further conditions to execution of the settlement agreements included that Dr. Bates, the Company's Chairman and Chief Executive Officer, enter into a purchase agreement and lease agreement with Elekta and USC Hospital, respectively, substantially identical to the respective terminated agreements.

     Pursuant to the new purchase agreement, Dr. Bates was entitled to purchase the Gamma Knife from Elekta for an aggregate purchase price of $2,900,000 plus sales tax. Dr. Bates obtained financing for the Gamma Knife purchase from an unaffiliated third party. Dr. Bates' lender financed the total purchase price, less $290,000 advanced by the Company, pursuant to an interest bearing installment note and security agreement. The Company advanced $290,000 of the purchase price, to be repaid by Dr. Bates over the term of the new lease agreement, pursuant to a promissory note bearing interest at 6% per annum and repayable over 60 months.

     The Company and Dr. Bates entered into an option agreement entitling the Company to purchase the Gamma Knife from Dr. Bates for an amount equal to the remaining debt obligations associated with the Gamma Knife plus costs and losses, if any, incurred by the Chief Executive Officer. This option was assigned to GKF and exercised on February 3, 1996. In connection with the exercise of the option by GKF, the interest bearing installment note was cancelled.

     On October 6, 1995, the Company entered into a Stock Option Agreement with its Chairman and Chief Executive Officer. Under that Option Agreement, Dr. Bates was granted a ten-year option to purchase 1,495,000 Common Shares for an initial exercise price of $0.01 per share. In addition, on May 17, 1995, as part of the Notes Repurchase, the Company issued 184,000 Common Shares to Dr. Bates in partial consideration of his personal guarantee of $6,500,000 of indebtedness of the Company.

     Willie R. Barnes, the Secretary and a director of the Company, is a partner in the law firm of Musick, Peeler & Garrett. That law firm performed legal services for the Company in 1995. The management of the Company is of the opinion that the fees paid to Mr. Barnes' law firm are comparable to those fees that would have been paid for comparable legal services from a law firm not affiliated with the Company.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Reports filed under the Securities Exchange Act of 1934 and received by the Company on or after January 1, 1995, indicate that during 1995 executive officers of the Company did not file timely reports as follows: James R. Brock, David Neally and Gregory Pape each did not file an Initial Statement of Beneficial Ownership of Securities within the required period following such person's appointment as an Executive Officer of the Company. Each such person filed the required report in June 1995. John F. Ruffle did not file an Initial Statement of Beneficial Ownership of Securities within the required period following his appointment as a Director of the Company. He filed the required report on June 20, 1995. James R. Brock did not file a Statement of Changes of Beneficial Ownership of Securities for a sale of Common Shares occurring in September 1995 within the required period following the transaction. He filed the required report on October 16, 1995. Augustus A. White, M.D., did not file a Statement of Changes of Beneficial Ownership of Securities for a purchase of Common Shares occurring in October 1995 within the required period following the transaction. The report was filed on March 28, 1996. Ernest A. Bates, M.D. did not file a Statement of Changes in Beneficial Ownership for the 184,000 Common Shares issued to him in May 1995. He filed the required report on November 10, 1995 with a Statement of Beneficial Changes of Ownership for the option for 1,495,000 Common Shares issued to him in October 1995.

                PERFORMANCE GRAPH, TOTAL RETURN TO SHAREHOLDERS

     The following graph and table compare cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the Standard & Poor's 500 Stock Index and a group of peer companies in the diagnostic imaging industry during the five years ended December 31, 1995.

                                                   AMERICAN
                                                    SHARED
      Measurement Period          S&P 500 IN-      HOSPITAL
    (Fiscal Year Covered)             DEX          SERVICES       PEER GROUP
Dec91                                    30.47          344.44          -20.65
Dec92                                     7.62          -40.00          -37.34
Dec93                                    10.08          -12.50          -55.30
Dec94                                     1.32          -80.95           12.46
Dec95                                    37.58          162.40           47.63

                                                    RETURN (AS A PERCENTAGE INCREASE OR DECREASE)
                                                   ------------------------------------------------
               COMPANY/INDEX NAME                    1991      1992      1993      1994      1995
- -------------------------------------------------  --------  --------  --------  --------  --------
American Shared Hospital Services................    344.44    -40.00    -12.50    -80.95    162.40
S&P 500 Index....................................     30.47      7.62     10.08      1.32     37.58
Peer Group                                           -20.65    -37.34    -55.30     12.46     47.63

INDEXED CUMULATIVE RETURNS

                                                  BASE                      RETURN
                                                 PERIOD   ------------------------------------------
COMPANY/INDEX NAME                                1990     1991     1992     1993     1994     1995
- -----------------------------------------------  ------   ------   ------   ------   ------   ------
American Shared Hospital Services..............  100.00   444.44   266.67   233.33    44.44   116.62
S&P 500 Index..................................  100.00   130.47   140.41   154.56   156.60   215.45
Peer Group.....................................  100.00    79.35    49.72    22.23    24.99    36.90
PEER GROUP POPULATION
Alliance Imaging Inc.............................  (included in the 1992-1995 returns only)
American Health Services.........................  (excluded in the 1993-1995 returns only)
Health Images Inc................................
Maxum Health Corp. ..............................  (included in the 1992 return only)
Medalliance Inc..................................  (included in the 1993-1995 returns only)
Medical Diagnostics Inc..........................  (included in the 1993, 1994 returns only)
Medical Imaging Centers of America...............
Medical Resources Inc............................  (included in the 1993-1995 returns only)
NMR of America Inc...............................

This total shareholders return model assumes reinvested dividends.

Fiscal year basis: December

Prepared by Standard & Poor's Compustat, a division of McGraw-Hill Inc.

                              INDEPENDENT AUDITORS

     The Company's consolidated financial statements have been audited by Ernst & Young or its predecessor from 1983 through the fiscal year ended December 31, 1995. The Board of Directors intends to appoint Ernst & Young to be the company's independent auditors for the fiscal year ending December 31, 1996. Representatives of Ernst & Young are expected by be present at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

                             SHAREHOLDER PROPOSALS

     Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company's next Annual Meeting of Shareholders, a shareholder proposal must be received at the Company's principal executive offices prior to April 1, 1997.

                                 OTHER BUSINESS

     Management knows of no business, other than as stated in the Notice of Annual Meeting, which will be presented for consideration at the Meeting. If, however, other matters properly are brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion.

                           INCORPORATION BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1995 is incorporated by reference herein.

                                          AMERICAN SHARED HOSPITAL SERVICES
                                          By Order of the Board of Directors

                                          WILLIE R. BARNES
                                          Corporate Secretary

Dated: May 24, 1996

                                 [REVERSE SIDE]


/X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

/ / FOR all Nominees                                / / WITHHOLD AUTHORITY
    (except as indicated to the contrary below)         to vote for all Nominees


          ELECTION OF DIRECTORS

          To elect seven of the persons named at right to the Board of Directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are elected and have qualified.


(Instruction: To withhold authority for any       NOMINEES:
individual nominee(s), write that nominee's       Ernest A. Bates, M.D.
names(s) in the space below.                      Willie R. Barnes
                                                  Matthew Hills
                                                  John F. Ruffle
                                                  Stanley S. Trotman, Jr.
                                                  Augustus A. White III, M.D.
___________________________________________       Charles B. Wilson, M.D.


/ / I PLAN TO ATTEND THE MEETING IN PERSON

          The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such notice.

          PLEASE MARK DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.


SIGNATURE____________________________                DATE_________________

SIGNATURE____________________________                DATE ________________
         (IF HELD JOINTLY)


NOTE: Please date this proxy and sign as your name(s) appear(s) on this document. Joint owners should each sign personally. Corporate Proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.

                       AMERICAN SHARED HOSPITAL SERVICES
        For the Annual Meeting of Shareholders to be Held June 28, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominate(s), constitute(s) and appoint(s) Ernest
A. Bates, M.D. and Richard Magary, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of AMERICAN SHARED HOSPITAL SERVICES (the "Company") to be held at the Ritz Carlton Hotel, 600 Stockton at California Street, San Francisco, California on Friday, June 28, 1996, at 9:00 a.m., or at any adjournments thereof, and vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED, SUBJECT TO THE PROXY HOLDER'S DISCRETIONARY AUTHORITY TO CUMULATE VOTES, "FOR" THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, AND WILL HAVE THE EFFECT OF WITHHOLDING DISCRETIONARY AUTHORITY TO CUMULATE VOTES. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDANCE AT THE MEETING AND ELECTION TO VOTE IN PERSON.


                 (Continued, and to be signed on the other side)